EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NetFabric Holdings, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Vasan Thatham, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 18, 2010	By:	/s/ Vasan Thatham
Name: Vasan Thatham
Title: Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to NetFabric Holdings, Inc. and will be retained by NetFabric Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.